UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2009
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1701 E. Market Street, Jeffersonville, Indiana (Address of principal executive offices)	47130 (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Approval of 2009 Annual Incentive Plan
On March 30, 2009, the Board of Directors of American Commercial Lines Inc. (the “Company”) approved the 2009 Annual Incentive Plan (the “Incentive Plan”). Certain full-time salaried and hourly employees, including the named executive officers of the Company, are eligible to participate in the Incentive Plan. Cash awards paid under the Incentive Plan are designed to provide eligible participants with incentive compensation based upon the achievement of pre-established performance measures. Under the Incentive Plan, awards are determined based on specific weighting of certain financial and business objectives of the Company. The financial objectives include: earnings per share, earnings before interest, taxes, depreciation and amortization, and cash flow from operations. The business objectives include: safety incident rate; environmental; liquid transportation contribution per active barge day; dry transportation contribution per active barge day; and Jeffboat hours worked per ton of steel. Each performance measure has corresponding performance attainment levels of 80%, 100% and 120%. The performance attainment levels correspond to payout levels of 50%, 100% and 150% of the target opportunity, with actual performance between the thresholds resulting in a pro-rated payout. While some cash awards may be earned if performance is close to, but falls short of the performance goals, at least one of the financial objectives must meet the minimum performance attainment level to trigger any payout under the Incentive Plan.
The Incentive Plan will be administered by the Compensation Committee of the Board of Directors which retains the sole discretion to amend, modify, suspend or terminate the Incentive Plan, including the right to eliminate some or all incentive awards. The measurement period for the Incentive Plan is January 1 to December 31, 2009. The foregoing description of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.
Approval of Form of Award Agreements
On March 30, 2009, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved (i) certain non-material amendments to the form of Non-Qualified Stock Option Agreement for Executives and (ii) amendments to the form of Restricted Stock Unit Agreement for awards made pursuant to the Company’s 2008 Omnibus Incentive Plan (the “Plan”). In addition, the Compensation Committee adopted a new form of Performance Based Restricted Stock Unit Agreement for awards made under the Plan.
The amendments to the form of Restricted Stock Unit Agreement provide for automatic full vesting of restricted stock units in the event of the employee’s termination of service by the Company without cause or by the employee for good reason, as defined in the form of Restricted Stock Unit Agreement. The amendments to the form of Restricted Stock Unit Agreement also eliminate the right of an employee to receive a cash payment for each restricted stock unit in the event of a cash dividend on outstanding stock.
The form of Performance Based Restricted Stock Unit Agreement provides for vesting of restricted stock units subject to an employee achieving or exceeding certain performance metrics, as determined by the Compensation Committee. In general, attainment of each performance threshold will result in vesting of either 50%, 75% or 100% of the restricted stock units, with actual performance between the thresholds resulting in pro-rated vesting of the restricted stock units. The foregoing description of the forms of award agreements are qualified in their entirety by reference to the form of award agreements, which are attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this report and are incorporated herein by reference.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	2009 Annual Incentive Plan

Exhibit 10.2	Form of Non-Qualified Stock Option Agreement for Executives

Exhibit 10.3	Form of Restricted Stock Unit Agreement

Exhibit 10.4	Form of Performance Based Restricted Stock Unit Agreement

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: April 3, 2009	By:	/s/ Dawn R. Landry
Dawn R. Landry
Senior Vice President General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit 10.1	2009 Annual Incentive Plan

Exhibit 10.2	Form of Non-Qualified Stock Option Agreement for Executives

Exhibit 10.3	Form of Restricted Stock Unit Agreement

Exhibit 10.4	Form of Performance Based Restricted Stock Unit Agreement

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